Exhibit 99.1

ProPhase Labs Announces Special Meeting of Shareholders and Filing of Preliminary Proxy Statement

Proxy Sets Company on a Path to Attract the Optimal Crypto Treasury Strategy

Increase in Authorized Shares to 1 Billion Would Position the Company to Attract Industry-Leading Market Participants and High-Value Crypto Treasury Transactions

UNIONDALE, NY, July 29, 2025 (GLOBE NEWSWIRE) – ProPhase Labs, Inc. (NASDAQ: PRPH), (the “Company” or “ProPhase”) a next generation biotech, genomics and consumer products company, will hold a Special Meeting of Shareholders on August 29, 2025, at 4:00 p.m. Eastern Time at 273 Merrick Road, Lynbrook, NY 11563. The Board of Directors has unanimously recommended shareholders vote ‘FOR’ all proposals at the upcoming Special Meeting. The Company is seeking to increase the authorized shares to 1 billion to strategically position the Company to attract high-value structured transactions and industry-leading participants - including market makers, asset managers, and innovators in the crypto treasury space - enabling the Company to pursue and optimize a forward-looking digital asset treasury strategy.

The Company filed a Preliminary Proxy Statement filed with the U.S. Securities and Exchange Commission on July 28, 2025. For additional information regarding the proposals to be acted upon at the upcoming Special Meeting of Stockholders, please refer to the Company’s Preliminary Proxy Statement. A copy of the Preliminary Proxy Statement is available free of charge through the SEC’s website at https://www.sec.gov/Archives/edgar/data/868278/000164117225021187/0001641172-25-021187-index.html.

Shareholders are encouraged to review the definitive proxy statement when it becomes available, as it will contain important information regarding these proposals.

“Our Board remains focused on strengthening ProPhase Labs’ ability to innovate, reward talent, and create value for our shareholders,” said Ted Karkus, Chairman and Chief Executive Officer of ProPhase Labs. “The proposals we are presenting at the Special Meeting are key steps that will equip us with the flexibility and resources needed to pursue exciting growth opportunities and respond to a rapidly changing industry landscape.”

Mr. Karkus continued, “In parallel, the company remains focused on its goal of collecting approximately $50 million from our Covid accounts receivables, which would dovetail perfectly with our potential crypto treasury strategy, as well as to continue to develop our BE-Smart™ esophageal cancer test that has enormous potential and to pursue strategic alternatives for Nebula Genomics, including a potential sale.”

About ProPhase Labs Inc.

ProPhase Labs Inc. (Nasdaq: PRPH) (“ProPhase”) is a next-generation biotech, genomics and consumer products company. Our mission is to build a healthier world through bold innovation and actionable insight. We’re revolutionizing healthcare with industry-leading Whole Genome Sequencing solutions, groundbreaking diagnostic development – such as our potentially life-saving test for the early detection of esophageal cancer – and a world class direct-to-consumer marketing platform for cutting edge OTC dietary supplements. We develop, manufacture, and commercialize health and wellness solutions to enable people to live their best lives. We are committed to executional excellence, smart diversification, and a synergistic, omni-channel approach. ProPhase Labs’ valuable subsidiaries, their synergies, and significant growth underscore our potential for long-term value. www.ProPhaseLabs.com

Forward-Looking Statements

Except for the historical information contained herein, this document contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our strategy, plans, objectives and initiatives, including our expectations regarding the future revenue growth potential of each of our subsidiaries, our expected timeline for commercializing our BE-Smart Esophageal Cancer Test, our expectations regarding future liquidity events, the success of our efforts to collect accounts receivables and anticipated timeline for any payments relating thereto, and our ability to successfully transition into a consumer products company. Management believes that these forward-looking statements are reasonable as and when made. However, such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those projected in the forward-looking statements. These risks and uncertainties include but are not limited to our ability to obtain and maintain necessary regulatory approvals, general economic conditions, consumer demand for our products and services, challenges relating to entering into and growing new business lines, the competitive environment, and the risk factors listed from time to time in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and any other SEC filings. These forward-looking statements are subject to risks and uncertainties and actual results may differ materially. Details about these risks and uncertainties can be found in our filings with the SEC. The Company undertakes no obligation to update forward-looking statements except as required by applicable securities laws. Readers are cautioned that forward-looking statements are not guarantees of future performance and are cautioned not to place undue reliance on any forward-looking statements.

Important Additional Information and Where to Find It

In connection with the proposed actions described herein, ProPhase Labs, Inc. will file a preliminary proxy statement and other materials with the U.S. Securities and Exchange Commission (the “SEC”).

BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF PROPHASE LABS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS IN THEIR ENTIRETY, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING.

Stockholders will be able to obtain, free of charge, copies of the proxy statement (when available), any amendments or supplements to it, and other documents filed by ProPhase Labs with the SEC at the SEC’s website at www.sec.gov. Copies will also be available on the Company’s website www.ProPhaseLabs.com.

This press release does not constitute a solicitation of any vote or approval. No proxy card, voting instruction form, or other means of voting will be accepted by ProPhase Labs or any of its representatives at this time.

This press release is not an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

All information in this press release is current as of the date indicated. ProPhase Labs undertakes no duty to update any such information, except as required by law.

If you have questions concerning the proposals or how to participate in the Special Meeting, please contact the Company at investorrelations@prophaselabs.com.

Media Relations and Institutional Investor Contact:

ProPhase Labs, Inc.

investorrelations@prophaselabs.com

Retail Investor Relations Contact:

Renmark Financial Communications

John Boidman: jboidman@renmarkfinancial.com

Tel.: (416) 644-2020 or (212) 812-7680

www.renmarkfinancial.com